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                                                                  EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Corrections Corporation of America and Subsidiaries for the registration of up to $375,000,000 of 6.25% Senior Notes due 2013 and to the incorporation by reference therein of our reports dated March 4, 2005, with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries, Corrections Corporation of America and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corrections Corporation of America and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP


Nashville, Tennessee
April 22, 2005